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                             EMPLOYMENT AGREEMENT
                                    Between
                        PENNS LIGHT LIMITED PARTNERSHIP
                                      and
                                GARY A. RAWDING

          The purpose of this Agreement is to state the terms of the employment relationship between Penns Light Limited Partnership ("Employer"), and Gary A. Rawding ("Employee").

          1. Term of Agreement. Employer and Employee agree that the Employee
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will be employed by Employer, beginning September 15, 1994, until September 15,
1997, unless employment is sooner terminated as provided herein. Upon the expiration of the three year term of this Agreement, if not sooner terminated as provided herein, this Agreement shall continue on a month-to-month basis.

          2. Position and Duties.
             -------------------

             2.1 Employer and Employee agree that Employee will be employed as the President and that in this capacity, Employee's responsibilities will include, but are not limited to: hiring and managing the senior management team for Employer, reporting to Employer's Executive Committee on the progress of Employer's business plan, and management of the day to day affairs of Employer, subject to further direction by Employer's Executive Committee.

             It is agreed that from time to time Employee may be assigned other duties in addition to those described above and that Employee's responsibilities may be modified or expanded at any time by Employer in order to accommodate the needs of Employer. It is further agreed that as the President of Employer, the hours which Employee is required to work will vary considerably. Employee agrees that work in excess of forty (40) hours per week is a regular and normal part of Employee's responsibilities for which he is compensated, and does not in any way constitute overtime for which Employee is entitled to receive additional compensation.

             In addition to his employment responsibilities, Employee agrees to serve on the Employer's Executive Committee, if selected as a member of the Executive Committee under Section 6.9 of the Agreement of Limited Partnership of Employer.

             2.2 Employee agrees to devote his full business time and efforts to his duties with Employer and agrees that
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Employee will not directly or indirectly engage or participate in any activities while employed with Employer that would conflict with the best interests of Employer.

             2.3 Employee shall have the authority to hire and fire other employees of the company under his supervision.

          3. Employer's Covenants.
             --------------------

             3.1 Employer agrees to furnish Employee with such equipment, employees and services as are necessary to perform Employee's obligations under this Agreement.

             3.2 Employer shall reimburse Employee for all reasonable business expenses incurred by Employee while on Employer's business. Employee shall maintain such records as will be necessary to enable Employer to properly deduct such items as business expenses when computing Employer's federal income tax.

          4. Compensation.
             ------------

             4.1 For all services rendered by Employee under this Agreement, Employer shall pay Employee a salary of One Hundred Ten Thousand Dollars ($110,000.00) per year. Employee shall be paid this salary, less all lawful and agreed upon deductions, in the same manner as shall be applicable to employees of Employer generally. If Employer decides to terminate its business, or decides not to pursue the business of developing a competitive fiber-optic based telecommunications company in the State of Pennsylvania, Employer shall nonetheless pay such salary to Employee through September 1997.

             4.2 Employer and Employee agree that Employee's job performance will be evaluated on a regular basis during the term of this Agreement, but that the first date for consideration of an increase in Employee's salary shall be one year after the date of this Agreement.

          5. Bonus.  Employer agrees to pay Employee a total bonus of $50,000
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for the five-quarter period ending December 31, 1995. Each bonus shall be paid on a quarterly basis, in an amount up to $10,000 per quarter, not later than 30 days after the end of each such quarter provided that during such quarter Employer achieves the goals and milestones identified in the attached Exhibit.

          6. Fringe Benefits.
             ---------------

             6.1 Employer and Employee agree that during the term of this Agreement, Employee shall be entitled, at a minimum, to participate in all fringe benefits and incentive compensation plans as may be authorized and adopted from time to time by the Employer and for which Employee is eligible.

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             6.2 Employee shall be entitled to ten (10) days of sick leave, with pay, per contract year of employment.

          7. Vacation.  Employee shall be entitled to three (3) weeks' paid
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vacation per contract year.  If this Agreement is terminated before its expiration date by either Employer or Employee, Employee shall be paid for all previously accrued and unused vacation time.

          8. Confidential Information. As a result of Employee's employment with
             ------------------------
Employer, Employee will be acquiring and making use of confidential information about Employer's business. Employee agrees that he will respect the confidences of Employer and will not at any time during or within two (2) years following the period of his employment, directly or indirectly divulge or disclose for any purpose whatsoever, or use for his own benefit, any confidential information that has been obtained by or disclosed to Employee as a result of his employment.

          9. Covenant Not to Compete. In view of the unique value to Employer of
             -----------------------
Employee's services and because of the confidential information to be obtained by or disclosed to Employee as described above, Employee agrees as follows:

             9.1 That during his employment with Employer, and for a period of two (2) years after termination of such employment, Employee will not directly or indirectly, as principal, owner, employee, or agent, engage in any business competing with the business of Employer (or an affiliate of Employer) within the State of Pennsylvania or in any other state in which Employer (or an affiliate of Employer) is conducting business or exploring business opportunities at the time of termination of Employee's employment with Employer; and

             9.2 That during his employment with Employer, and for a period of two (2) years after termination of his employment, he will not directly or indirectly solicit for employment or employ any employee of Employer; and

             9.3 That during his employment with Employer, and for a period of two (2) years after termination of his employment, he will not directly or indirectly, solicit business from any customers of Employer; and

             9.4 That if Employee violates any of the provisions of these subparagraphs or paragraph 8, Employer shall be entitled to receive from Employee reimbursement any and all damages caused by such breach. It is understood and agreed that this remedy is in addition to, and not a limitation on, any injunctive relief for other rights or remedies to which Employer is or may be entitled to under law; and

             9.5 That if any provisions of these subparagraphs or paragraph 8 are held to be invalid or unenforceable, the

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remaining provisions shall, nevertheless, continue to be valid and enforceable as though the invalid or unenforceable parts had not been included.

             9.6 In the event either party is required to institute legal action to enforce the provisions of the confidential information or the noncompetition agreements, the prevailing party in such litigation shall be entitled to recover a reasonable attorney's fee as well as his out-of-pocket expenses.

         10. Termination.  This Agreement shall be terminated upon the
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occurrence of any one of the following events:

             10.1 Death of Employee.

             10.2 If Employee shall have been incapacitated from illness, accident or other disability and unable to perform his normal duties hereunder for a cumulative period of three (3) months in any period of twelve (12) consecutive months, upon Employer or Employee giving the other party not less than thirty (30) days' written notice. In the event of such termination, Employee shall be entitled to all benefits due Employee under any accident, sickness, disability, health or hospitalization plan or insurance policy of Employer then in effect.

             10.3 Expiration of this Agreement or any renewal or extension thereof.

             10.4 By either party to this Agreement with thirty (30) days' notice.

             10.5 Immediately by Employer for cause. For purposes of this subparagraph, "cause" includes, but is not necessarily limited to, the following:

                (a) Breach by Employee of any material provision of this Agreement, after written notice of such breach from Employer and, if such breach is capable of being cured, a thirty-day period to cure such breach (with such cure period to be extended for up to one additional thirty-day period if Employee is diligently pursuing a cure of such breach but cannot cure such breach within thirty days after notice);

                (b) Material violation by Employee of any statutory or common law duty of loyalty to Employer; or

                (c) Personal or professional conduct of Employee, which, in the reasonable and good faith judgment of Employer injures or tends to injure the reputation of Employer or otherwise adversely affects the interests of Employer, after written notice from Employer and, if such event is capable of being cured, a thirty-day period to cure such breach (with such

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cure period to be extended for up to one additional thirty-day period if
Employee is diligently pursuing a cure of such breach but cannot cure such breach within thirty days after notice). Such conduct may include, but is not limited to, dishonesty, chronic absenteeism, alcoholism, drug addiction, sexual harassment and conviction of a felony or misdemeanor involving moral turpitude.

             10.6 Upon the cessation of business by Employer, provided that the noncompetition and confidentiality provisions contained in paragraphs 8 and 9 of this Agreement shall continue in full force and effect according to their terms for a period of two (2) calendar years after cessation of Employer's business.

             10.7 Upon the voluntary or mandatory retirement of Employee.

         11. Effect of Termination.  Upon termination of Employee's employment,
             ---------------------
Employer agrees to pay Employee all salary, fringe benefits, bonuses or other remuneration which is due and owing to Employee as of the date of termination, less legal deductions or offsets Employee may owe to Employer for such items as salary advances or loans. If Employer terminates Employee's employment under Sections 10.4 or 10.6, Employer shall continue to pay Employee his then-current monthly salary under Section 4.1 (but not including any bonuses under Section 5) until one year after termination, but Employer shall not be liable to Employee for any other amount upon such termination. Employer may pay such amount monthly or in one or more installments with a reasonable present value discount. Employee agrees that his signature on this Agreement constitutes his authorization for all such deductions. Employee agrees to return to Employer all of Employer's property of any kind which may be in Employee's possession.
In the event of termination of this Agreement, the terms and provisions of this Agreement shall also terminate, with the exception of the noncompetition and confidentiality provisions provided in the paragraphs above. Such provisions shall continue in full force and effect according to their terms for a period of two (2) calendar years after termination of Employee's employment.

         12. Construction of Agreement.
             -------------------------

             12.1 Essential Terms and Modification of Agreement.  It is
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understood and agreed that the terms and conditions described in this Agreement constitute the essential terms and conditions of the employment arrangement between Employer and Employee, all of which have been voluntarily agreed upon. Employer and Employee agree that there are no other essential terms or conditions of the employment relationship that are not described within this Agreement, and that any change in the essential terms and conditions of this Agreement will be written down in a supplemental agreement which shall be signed by both Employer and Employee before it is effective.

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             12.2 Severability.  If any term, covenant, condition or provision
                  ------------
of this Agreement or the application thereof to any person or circumstance shall, at any time, or to any extent, be determined invalid or unenforceable, the remaining provisions hereof shall not be affected thereby and shall be deemed valid and fully enforceable to the extent permitted by law.

             12.3 Notices.  Any notice hereunder shall be sufficient if in
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writing and delivered to the party or sent by certified mail, return receipt requested and addressed as follows:

             a. If to Employer:  Dennis M. Weibling
                                 2320 Carillon Point
                                 Kirkland, WA 98083-2908

             b. If to Employee:  Gary A. Rawding
                                 410 Harbour Ridge Lane
                                 Dowington, PA 19335

Either party may change the address herein specified by giving to the other written notice of such change as provided in this paragraph.

             12.4 Governing Law.  This Agreement is made and shall be construed
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and performed under the laws of the State of Washington.

             12.5 Waiver of Agreement. The waiver by Employer of a breach of any
                  -------------------
provision of this Agreement by Employee shall not operate or be construed as a waiver by Employer of any subsequent breach by Employee.

             12.6 Captions.  The captions and headings of the paragraphs of this
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Agreement are for convenience and reference only and are not to be used to interpret or define the provisions hereof.

             12.7 Assignment and Successors.  The rights and obligations of
                  -------------------------
Employer under this Agreement shall inure to the benefit of and be binding upon the successors and assigns of Employer. The rights, and obligations of Employee hereunder are

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nonassignable.  Employer may assign its rights and obligations to any entity in which Employer, or a company affiliated to Employer, has a majority ownership interest.

DATED this 15th day of September, 1994.

EMPLOYEE:                       EMPLOYER:

/s/ Gary A. Rawding                            Penns Light Limited Partnership
- --------------------------------               By:  FiberLink, Inc.,
Gary A. Rawding                                general partner


                                               By:  /s/ Dennis M. Weibling
                                                    ----------------------
                                               Title: President

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                                    EXHIBIT

            [This Exhibit will list goals for project construction,
                     financial goals, employee hiring goals
                    and regulatory goals to be negotiated.]
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                                    EXHIBIT

The following summarize the goals and objectives that G. Rawding must achieve so as to receive his designated quarterly bonus. The specifics of the Quarterly goals will be mutually developed at a minimum of each Quarter for the subsequent two (2) Quarters, so as to accommodate the dynamic situations that the company will face.

QUARTER 1:  OCTOBER, 1994 - DECEMBER, 1994

 .  Company Mission Statement and Customer Goals

 .  Staffing and Management Team in place

 .  Smooth working office facilities

 .  '95 budget In place with appropriate monitoring and controls

 .  '94 - '95 Projects defined and teams assigned

 .  PP&L Closed for ROW

 .  Regulatory groundwork and State and Federal Approvals

 .  Preliminary Route Design and RFP for General Contractor

 .  Network Design and Equipment Vendor chosen

QUARTER 2:  JANUARY, 1995 - MARCH, 1995
 .  Marketing and Sales Plan:

        IXCs
        Independent Telephone and Adjacent Fiber Companies
        Commercial Accounts

 .  General Contractor Decision

 .  Construction Plan

 .  ROW Alternatives

 .  IXC relationships and Work order processes defined

 .  A/P systems and material controlled
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QUARTERS 3, 4 & 5:  APRIL, 1995 - DECEMBER, 1995

 .  Product and Service Roll-out Plans

 .  Construction Goals

 .  Employee training and Customer Service Goals

 .  Satellite offices defined

 .  System testing and service implementation plans

 .  Begin customer services and billed revenue

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